UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2006
SYKES ENTERPRISES, INCORPORATED

(Exact name of registrant as specified in its charter)

Florida	0-28274	56-1383460

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 N. Ashley Drive, Tampa, Florida	33602

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (813) 274-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Equity Compensation Awards to Executive Officers
     On March 29, 2006, the Compensation Committee of the Registrant approved awards of performance-based restricted shares and stock appreciation rights under the Registrant’s 2001 Equity Incentive Plan (the “Plan”), as well as performance-based cash bonus awards, to certain executive officers as set forth below.
2006-2008 Performance Awards
     On March 29, 2006, the Compensation Committee of the Registrant approved awards of performance-based restricted shares and stock appreciation rights under the Plan to certain executive officers as set forth below:

			Restricted
Name	Title	SARs	Shares
Charles Sykes	President & Chief Executive Officer	47,117	68,510
W. Michael Kipphut	SVP, Finance	20,731	30,371
Lawrence R. Zingale	SVP, Global Sales and Client Management	14,156	21,053
James Hobby	SVP, Global Operations	12,764	18,982
Bruce Woods	SVP, Healthcare & President, Sykes Canada	10,443	15,531
David Pearson	SVP & Chief Information Officer	5,907	8,654
Daniel Hernandez	SVP, Global Strategy	5,626	8,242
Jenna Nelson	SVP, Human Resources	5,626	8,242
Restricted Shares
     The restricted shares are shares of the Registrant’s common stock which are issued to the participant subject to (a) restrictions on transfer for a period of time and (b) forfeiture under certain conditions. With regard to 2/3 of the restricted shares (the “Income Based Restricted Shares”), such Income Based Restricted Shares vest and the restrictions on their transfer lapse with respect to such vested shares on March 29, 2009, provided that (i) the Income from Operations of the Registrant, as reported in its audited Consolidated Statement of Operations, has increased during fiscal years 2006, 2007 and 2008 (measured as of December 31, 2008) at least an amount equal to 10% compounded annual growth over the amount reported for the 2005 fiscal year (“Income from Operations Calculation”), and (ii) the participant is employed by the Registrant or a subsidiary on such date. The number of the Income Based Restricted Shares which will vest, and with regard to which the restrictions will lapse will be a number equal to 53.3% of the Income Based Restricted Shares in the event the Income from Operations Calculation is 10%, and will increase on a pro-rata basis up to a number equal to 66.7% of the Income Based Restricted Shares in the event the Income from Operations Calculation is 12.5%. In the event the Income from Operations Calculation is between 12.5% and 18.75%, the number of Income Based Restricted Shares which will vest, and with regard to which the restrictions will lapse will increase on a pro-rata basis between a number equal to 66.7% of the Income Based Restricted Shares up to a number equal to 100% of the Income Based Restricted Shares.

     With regard to the other 1/3 of the restricted shares (the “Revenue Based Restricted Shares”), such Revenue Based Restricted Shares vest and the restrictions on their transfer lapse with respect to such vested shares on March 29, 2009, provided that (i) the Gross Revenue from Operations of the Registrant, as reported in its audited Consolidated Statement of Operations, has increased during fiscal years 2006, 2007 and 2008 (measured as of December 31, 2008) at least an amount equal to 4% compounded annual growth over the amount reported for the 2005 fiscal year (“Gross Revenue from Operations Calculation”), and (ii) the participant is employed by the Registrant or a subsidiary on such date. The number of the Revenue Based Restricted Shares which will vest, and with regard to which the restrictions will lapse will be a number equal to 53.3% of the Revenue Based Restricted Shares in the event the Gross Revenue from Operations Calculation is 4%, and will increase on a pro-rata basis up to a number equal to 66.7% of the Revenue Based Restricted Shares in the event the Gross Revenue from Operations Calculation is 5%. In the event the Gross Revenue from Operations Calculation is between 5% and 7.5%, the number of Revenue Based Restricted Shares which will vest, and with regard to which the restrictions will lapse will increase on a pro-rata basis between a number equal to 66.7% of the Revenue Based Restricted Shares up to a number equal to 100% of the Revenue Based Restricted Shares.
     In the event of a change in control (as defined in the Plan) prior to the date the restricted shares vest, all of the restricted shares will vest and the restrictions on transfer will lapse with respect to such vested shares on the date of the change in control, provided that participant is employed by the Registrant or a subsidiary on the date of the change in control.
     If the participant’s employment with the Registrant or subsidiary is terminated for any reason, either by the Registrant or participant, prior to the date on which the restricted shares have vested and the restrictions have lapsed with respect to such vested shares, any restricted shares remaining subject to the restrictions (together with any dividends paid thereon) will be forfeited, unless there has been a change in control prior to such date.
Stock Appreciation Rights
     The stock appreciation rights (“SARs”) represent the right to receive that number of shares of common stock of the Registrant determined by dividing (i) the total number of shares of stock subject to the SARs being exercised by the participant, multiplied by the amount by which the fair market value (as defined in the Plan) of a share of stock on the day the right is exercised exceeds the fair market value of a share of stock on the date of grant of the SAR, by (ii) the fair market value of a share of stock on the exercise date.
     The SARs have a term of 10 years, and 1/3 of the SARs vest and become exercisable on and after each of March 29, 2007, March 29, 2008 and March 29, 2009, provided that participant is employed by the Registrant or a subsidiary on such date. In the event of a change in control, the SARs will vest on the date of the change in control, provided that participant is employed by the Registrant or a subsidiary on the date of the change in control.

     If the participant: (i) dies while employed by the Registrant or a subsidiary or within the period when the SARs could have otherwise been exercised by the participant; (ii) terminates employment with the Registrant or a subsidiary by reason of the permanent and total disability of the participant; or (iii) terminates employment with the Registrant or a subsidiary as a result of the participant’s retirement, provided that the Registrant or such subsidiary has consented in writing to the participant’s retirement, then, in each such case, the participant, or the representatives of the participant, will have the right, at any time within three months after the death, disability or retirement of the participant, and prior to the tenth anniversary of the date of grant of the SARs, to exercise the SARs to the extent the SARs were exercisable by the participant immediately prior to the participant’s death, disability or retirement.
     The SARs are exercisable only within three months after the termination of the participant’s employment with the Registrant or a subsidiary, other than by reason of the participant’s death, permanent disability or retirement with the consent of the Registrant or a subsidiary, but only if and to the extent the SARs were exercisable immediately prior to such termination. If the participant’s employment is terminated for cause, or the participant terminates his or her own employment with the Registrant, any portion of the SARs not yet exercised (whether or not vested) terminates immediately on the date of termination of employment.
     The restricted stock and SARs were awarded pursuant to a Restricted Share and Stock Appreciation Right Award Agreement in the form filed as Exhibit 99.1 to this report.
2005-2007 Performance Awards
     On March 29, 2006, the Compensation Committee of the Registrant approved awards of performance-based restricted shares under the Plan, as well as performance-based cash bonus awards, to certain executive officers as set forth below:

			Restricted
Name	Title	$Bonus	Shares
Charles Sykes	President & Chief Executive Officer	$72,800	20,000
W. Michael Kipphut	SVP, Finance	$45,500	12,500
James Hobby	SVP, Global Operations	$29,120	8,000
Bruce Woods	SVP, Healthcare & President, Sykes Canada	$29,120	8,000
David Pearson	SVP & Chief Information Officer	$29,120	8,000
Daniel Hernandez	SVP, Global Strategy	$29,120	8,000
Jenna Nelson	SVP, Human Resources	$29,120	8,000
Restricted Shares
     The restricted shares vest and the restrictions lapse with respect to such vested shares on March 29, 2008, provided that (i) the Income from Operations of the Registrant, as reported in its audited Consolidated Statement of Operations, has increased during fiscal years 2006 and 2007 (measured as of December 31, 2007) at least an amount equal to 10% compounded annual growth over the amount reported for the 2005 fiscal year, and (ii) the participant is employed by the Registrant or a subsidiary on such date. In the event of a change in control prior to the date the restricted shares vest, all of the restricted shares will vest and the restrictions will lapse with respect to such vested shares on the date of the change in control, provided that participant is employed by the Registrant or a subsidiary on the date of the change in control.
Cash Bonus
     The Registrant has agreed to pay the cash bonuses on March 29, 2008, provided that (i) the Income from Operations of the Registrant, as reported in its audited Consolidated Statement of Operations, has increased during fiscal years 2006 and 2007 (measured as of December 31, 2007) at least an amount equal to 10% compounded annual growth over the amount reported for the 2005 fiscal year, and (ii) the participant is employed by the Registrant or a subsidiary on such date. In the event of a change in control, the bonus will be payable on the date of the change in control, provided that participant is employed by the Registrant or a subsidiary on the date of the change in control.
     If the participant’s employment with the Registrant or a subsidiary is terminated for any reason, either by the Registrant or participant, prior to March 29, 2008, any unvested restricted shares and any bonus not then payable will be forfeited, unless there has been a change in control prior to such date.
     The restricted stock and cash bonuses were awarded pursuant to a Restricted Share and Bonus Award Agreement in the form filed as Exhibit 99.2 to this report.
New Employment Agreement with Jenna R. Nelson
     On April 4, 2006, the Company and Jenna R. Nelson entered into an employment agreement, the material terms and conditions of which are summarized below. This employment agreement replaces Ms. Nelson’s employment agreement dated March 5, 2004.
     The employment agreement provides that Ms. Nelson will serve as an executive of the Company. Ms. Nelson serves as Senior Vice President, Human Resources. The agreement will continue until terminated by one of the parties. Under the agreement, effective March 6, 2006, Ms. Nelson’s annual base salary is to be not less than $200,000, and she is entitled to participate in a performance-based bonus program and to standard executive fringe benefits.
     If the agreement is terminated by the Company for any reason other than death, disability, or cause (as defined in the agreement), the Company is required to pay Ms. Nelson an amount equal to her weekly base salary for 52 weeks after the termination of the agreement. If Ms. Nelson’s employment is terminated by the Company due to her death, disability or cause, or voluntarily by Ms. Nelson, then the Company will have no obligation to pay her any salary, bonus or other benefits other than those payable through the date of termination. In any event, Ms. Nelson may not compete with the Company in any area in which the Company’s clients were conducting business during the term of the agreement, or solicit the Company’s employees, for a period of one year after termination of her employment. The agreement also contains customary confidentiality provisions.
Item 1.02. Termination of a Material Definitive Agreement.
     The employment agreement between the Company and Jenna R. Nelson, dated March 5, 2004, was terminated and replaced with a new employment agreement, as described in Item 1.01 above.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit 99.1	Form of Restricted Share and Stock Appreciation Right Award Agreement

Exhibit 99.2	Form of Restricted Share and Bonus Award Agreement

Exhibit 99.3	Employment Agreement dated as of April 4, 2006, between Sykes Enterprises, Incorporated and Jenna R. Nelson.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SYKES ENTERPRISES, INCORPORATED
By:	/s/ W. Michael Kipphut
W. Michael Kipphut
Senior Vice President and Chief Financial Officer

Date: April 4, 2006